UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

Two Rivers Water and Farming Company

(Name of the Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF COMMON SHAREHOLDERS

Thursday September 7, 2017

2:30 p.m., MDT, local time

The Annual Meeting of Common Shareholders of Two Rivers Water and Farming Company will be held at our principal executive offices located at 3025 South Parker Rd., Suite 140, Aurora, Colorado, on Thursday, September 7, 2017 at 2:30 p.m., local time. The purposes of the meeting are to:

1.	elect the six directors named in the proxy statement to serve until the next Annual Meeting of Common Shareholders;

2.	ratify the appointment of our independent registered public accounting firm for 2017;

3.	increase the number of authorized shares from 100 million to 200 million;

4.	approve, on an advisory basis, executive compensation; and

5.	transact any other business as may properly come before the meeting or any adjournment thereof.

You may vote at the meeting if you were a holder of record of our common stock at the close of business on July 7, 2017. A complete list of those shareholders will be open for examination by shareholders at our principal executive offices during ordinary business hours, for a period of ten days prior to the meeting as well as on the day of the meeting. The annual meeting may be adjourned from time to time without notice other than by announcement at the meeting.

This year we are using the SEC “Notice and Access” model, which allows us to deliver proxy materials via the Internet. We believe Notice and Access provides common shareholders with a convenient method to access the proxy materials and vote, while allowing us to conserve natural resources and reduce the costs of printing and distributing proxy materials. On August 1, 2017, we are mailing to common shareholders of record a notice with instructions on how to access the proxy materials via the Internet.

Whether or not you expect to attend the meeting, please complete, date, sign and return the proxy card, or vote over the telephone or the Internet, as instructed in the proxy materials, as promptly as possible in order to ensure your representation at the meeting. Even if you vote by proxy, you may still vote in person if you attend the meeting. If your common stock is held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from the record holder.

August 1, 2017

Denver, Colorado

By Order of the Board of Directors,

Bill Gregorak
Secretary

Important Notice Regarding Availability of Proxy Materials for Annual Meeting on September 7, 2017:

The Proxy Statement, form of proxy card and
our Annual Report to Shareholders
are available at www.proxyvote.com.

PROXY STATEMENT
FOR
ANNUAL MEETING OF COMMON SHAREHOLDERS

QUESTIONS AND ANSWERS ABOUT THE
PROXY MATERIALS AND VOTING

Why am I receiving proxy materials?

We have mailed you a notice of Internet availability of proxy materials, together with a proxy card, because the Board of Directors of Two Rivers Water and Farming Company is soliciting your proxy to vote at the 2017 Annual Meeting of Common Shareholders, including at any adjournments or postponements of the meeting. We urge you to access the proxy statement and other materials as described in the Notice of Internet Availability. You are invited to attend the meeting to vote on the proposals described in this proxy statement. You do not, however, need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the proxy card, or follow the instructions below to submit your proxy over the telephone or through the Internet.

We intend to send the notice of Internet availability of proxy materials and proxy card on or about August 1, 2017 to all shareholders of record entitled to vote at the meeting.

Why did I receive a notice as to the Internet availability of proxy materials instead of a full set of materials?

We have elected, pursuant to rules adopted by the SEC, to provide access to our proxy materials over the Internet. We have sent a notice of Internet availability of proxy materials, together with a proxy card, to our common shareholders of record as of July 7, 2017. Instructions on how to access proxy materials over the Internet or to request a printed copy may be found in the Notice of Internet Availability. In addition, you may request to receive future proxy materials in printed form by mail or electronically. Your election to receive future proxy materials by mail or electronically will remain in effect until you terminate such election.

How can I access the proxy materials over the Internet?

You may view and also download our proxy materials for the meeting including the Notice of Internet Availability, the Proxy Statement, the form of proxy card and our 2016 Annual Report to Shareholders at www.proxyvote.com.

How do I attend the meeting?

The meeting will be held on Thursday, September 7, 2017 at 2:30 p.m., Mountain Daylight Saving Time, at our principal executive offices at 3025 South Parker Rd. Suite 140, Aurora, Colorado.

Do I need to present identification to attend the meeting?

Yes. You will need to present valid personal identification and proof of common stock ownership to be admitted to attend the meeting.

Who can vote at the meeting?

Only holders of record of common stock at the close of business on July 7, 2017 will be entitled to vote at the meeting. On this record date, there were 32,205,271 shares of common stock outstanding and entitled to vote.

Shareholder of Record — Shares Registered in Your Name: If on July 7, 2017 your shares of common stock were registered directly in your name with our transfer agent, then you are a shareholder of record for the meeting. As a shareholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the proxy card, or vote by proxy over the telephone or on the Internet as instructed below, to ensure your vote is counted.

Beneficial Owner — Shares Registered in the Name of a Broker or Bank: If on July 7, 2017 your shares of common stock were not registered in your name, but instead were held in an account at a brokerage firm, bank, dealer or similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the shareholder of record for purposes of voting at the meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the meeting. Since you are not the shareholder of record, however, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are four matters scheduled for a vote:

●	election of six directors nominated by the Board of Directors to hold office until the 2018 Annual Meeting of Common Shareholders;

●	ratification of the selection, by the Audit Committee of the Board of Directors, of Eide Bailly LLP as our independent registered public accounting firm for 2017;

●	increase the number of authorized shares from 100,000,000 to 200,000,000, and

●	approval of, on an advisory basis, the compensation of our Named Executive Officers as identified in this proxy statement.

At our 2013 Annual Meeting of Shareholders, the common shareholders voted to approve annual advisory votes on compensation of our Named Executive Officers. The third proposal has been made pursuant to that year’s vote on the frequency of consideration of executive compensation.

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the meeting. If any other matters are properly brought before the meeting, it is the intention of the person named in the accompanying proxy card to vote on those matters in accordance with his best judgment.

How do I vote?

With respect to Proposal No. 1, you may vote “FOR” all of the nominees to the Board of Directors or you may “Withhold” your vote for one or more of the nominees. With respect to Proposal No. 2, you may vote “FOR” or “AGAINST” the ratification of Eide Bailly LLP as our independent registered public accounting firm for 2017, or you may abstain from voting. With respect to Proposal No. 3, you may vote “FOR” or “AGAINST” the approval of increasing the number of authorized shares from 100 million to 200 million. With respect to Proposal No. 4, you may vote “FOR” or “AGAINST” the approval of, on an advisory basis, the compensation of our Named Executive Officers.

Shareholder of Record — Shares Registered in Your Name: If you are a shareholder of record, you may vote in person at the meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy through the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

●	To vote in person, bring your personal identification and proof of common stock ownership to the meeting and we will give you a ballot when you arrive.

●	To vote by proxy, complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the meeting, we will vote your shares as you direct.

●	To vote over the telephone from a location in the United States, Canada or Puerto Rico, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the proxy card. Your vote must be received by 11:59 p.m., Eastern daylight saving time, on September 6, 2017 to be counted.

●	To vote through the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the proxy card. Your vote must be received by 11:59 p.m., Eastern daylight saving time, on September 6, 2017 to be counted.

Beneficial Owner — Shares Registered in the Name of a Broker or Bank: If you are a beneficial owner of shares of common stock registered in the name of your broker, bank, dealer or similar organization, you should have received proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by the organization holding your shares. To vote in person at the meeting, you must obtain a valid proxy and proof of common stock ownership from the organization holding your shares. Follow the instructions from the organization holding your shares included with these proxy materials, or contact that organization to request a proxy form.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. Please be aware, however, that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of July 7, 2017.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “FOR” the election of each of the six nominees for director, “FOR” ratification of Eide Bailly LLP as our independent registered public accounting firm for 2017, “FOR” the increase in the number of authorized shares to 200 million and “FOR” the approval of, on an advisory basis, the compensation of our Named Executive Officers. If any other matter is properly presented at the meeting, your proxyholder will vote your shares using his best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks, dealers and similar organizations for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one notice of Internet availability of proxy materials?

If you receive more than one notice of Internet availability of proxy materials, your shares of common stock may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in the proxy materials to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

●	You may submit another properly completed proxy card with a later date.

●	You may grant a subsequent proxy by telephone or through the Internet.

●	You may send a timely written notice that you are revoking your proxy to Bill Gregorak, our Secretary, at 3025 South Parker Rd., Ste. 140, Aurora, CO 80014.

●	You may attend the meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Your latest proxy card or telephone or Internet proxy is the one that is counted. If your shares are held by your broker, bank, dealer or similar organization as a nominee, you should follow the instructions provided by that organization.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count:

●	“FOR” and “Withhold” votes with respect to Proposal No. 1;

●	“FOR” and “AGAINST” votes with respect to Proposal No. 2, Proposal No. 3, and Proposal No. 4; and

●	abstentions and broker non-votes.

Abstentions are counted in tabulations of the votes cast on proposals presented to shareholders other than the election of directors. Thus an abstention from voting on a matter has the same legal effect as a vote “AGAINST” that matter. Broker non-votes and directions to withhold are counted as present, but are not entitled to vote on proposals for which brokers do not have discretionary authority and have no effect other than to reduce the number of affirmative votes needed to approve a proposal.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. “Non-routine” matters are generally those involving a contest or a matter that may substantially affect the rights or privileges of shareholders, such as mergers, shareholder proposals and director elections, even if those matters are not contested. Proposal No. 2 is considered to be “routine.”

The election of directors (Proposal No. 1) and the approval, on an advisory basis, of the compensation of our Named Executive Officers (Proposal No. 4) are matters considered “non-routine” under applicable rules. A broker or other nominee cannot vote without instructions on “non-routine” matters, and therefore there may be broker non-votes on Proposal No. 1 and Proposal No. 4.

How many votes are needed to approve each proposal?

To be approved, Proposal No. 1, which relates to the election of directors, the six nominees receiving the most “FOR” votes (from the holders of votes of shares present in person or represented by proxy and entitled to vote on the election of directors) will be elected. Only votes “FOR” or “WITHHELD” will affect the outcome.

To be approved, Proposal No. 2, which relates to the ratification of Eide Bailly LLP as our independent registered public accounting firm for 2017, must receive “FOR” votes from the holders of a majority of shares present and entitled to vote either in person or by proxy. If you “ABSTAIN” from voting, it will have no effect. Broker non-votes will have no effect.

To be approved, Proposal No. 3, which relates to the approval of increasing the Company’s number of authorized shares from 100 million to 200 million must receive “FOR” votes from the holders of a majority of the shares that are present in person or represented by proxy and entitled to vote at the meeting. If you “ABSTAIN” from voting, it will have no affect. Broker non-votes will have no effect.

To be approved, Proposal No. 4 which relates to the approval, on an advisory basis, of the compensation of our Named Executive Officers, must receive “FOR” votes from the holders of a majority of the shares that are present in person or represented by proxy and entitled to vote at the meeting. If you “ABSTAIN” from voting, it will have no effect. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if shareholders holding at least a majority of the outstanding shares of common stock entitled to vote are present at the meeting in person or represented by proxy.

Your shares of common stock will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the meeting?

Preliminary voting results will be announced at the meeting. Final voting results will be included on a current report on Form 8-K filed with the SEC on or before September 13, 2017.

PROPOSALS

Proposal No. 1. Election of Directors

Our Articles of Incorporation and Bylaws provide that the Board of Directors shall consist of no fewer than two and no more than nine directors. The number of directors currently is fixed at six. The Board has nominated six directors for election at the meeting. If elected at the meeting, each of the nominees would serve until the 2018 Annual Meeting of Common Shareholders and until their successors are elected and qualified or until their death, resignation or removal.

We have no reason to believe that any of the director nominees will be unable to serve if elected. However, if any of these nominees becomes unavailable, the person named in the proxy intends to vote for any alternate designated by the current Board, or the Board may reduce the number of current directors.

None of the independent director nominees is related by blood, marriage or adoption to any of the other director nominees or any of our executive officers, and none is party to an arrangement or understanding with any person pursuant to which the nominee is to be selected or nominated for election as a director.

Directors are elected by plurality of the votes of the holders of common stock present in person or represented by proxy and entitled to vote on the election of directors. The six nominees receiving the highest number of affirmative votes will be elected.

Brief biographies of the nominees are set forth below under “Board of Directors—Biographical Information” and include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributed and skills of each nominee that lead the Nominating, Compensation and Corporate Governance Committee to believe that such nominee should continue to serve on the Board.

The Board of Directors recommends that holders of common stock vote
“FOR”
election of each of Wayne E. Harding III, Samuel Morris, Michael Harnish, James Cochran, Christopher Bragg and T. Keith Wiggins.

Proposal No. 2. Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has selected Eide Bailly, LLP, Denver, Colorado, as our independent registered public accounting firm for fiscal year 2017. Eide Bailly has served as our independent registered public accountants since 2011. While we are not required to seek shareholder ratification of the selection of Eide Bailly as our independent registered public accounting firm, we are doing so as a matter of good corporate governance. If the shareholders do not ratify the selection, the Audit Committee will take the vote into consideration when determining whether or not to retain Eide Bailly. Representatives of Eide Bailly, LLP are not expected to be present at the meeting.

The affirmative vote of the holders of a majority of the common stock present in person or represented by proxy and entitled to vote at the meeting will be required to ratify the selection of Eide Bailly. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the shareholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

The Board of Directors recommends that holders of common stock vote
“FOR”
ratification of the appointment of Eide Bailly, LLP as independent registered public accounting firm.

Proposal No. 3. Increase the number of authorized shares from 100 million to 200 million

The Company currently has 100,000,000 authorized shares of its common stock, ticker symbol TURV. As of July 7, 2017 there were 32,205,271 common shares outstanding. On a fully diluted basis, which includes the conversion rights of TR Cap Preferred Members (29,881,698 shares), the warrants that will be issued upon TR Cap Preferred Members conversion (14,168,944 shares), along with other outstanding warrants and options, the Company could possibility of issue a total of over 90,000,000 shares should all conversions and exercises occur. In order to provide the needed flexibility to raise new capital through equity, the expansion of the Company’s authorized share count is necessary.

The Board of Directors recommends that holders of common stock vote “FOR” increasing the authorized Two Rivers common shares to 200 million.

Proposal No. 4. Advisory Approval of Executive Compensation

In accordance with SEC rules, we are asking common shareholders to cast an advisory vote to approve the compensation of our Named Executive Officers disclosed below in “Executive Compensation.” While this vote is non-binding, we value the opinions of its shareholders and, consistent with our record of shareholder engagement, will consider the outcome of the vote when making future compensation decisions.

In considering your vote, we invite you to review the compensation tables and narrative presented below under “Executive Compensation.” As described in that section, we believe that our executive compensation program enables us to attract, motivate and retain key executives, aligns our compensation arrangements with our annual and long-term business objectives and strategy, and provides variable compensation opportunities that are directly linked with our financial and strategic performance.

We are asking our shareholders to vote FOR, in a non-binding vote, the following advisory resolution on executive compensation:

RESOLVED,	that the holders of common stock approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Summary Compensation Table, the other compensation tables, and the related notes and narratives set forth under “Executive Compensation” of the proxy statement for the 2017 Annual Meeting of Common Shareholders.

The Board has adopted a policy of providing annual advisory votes on the compensation of our Named Executive Officers. At the 2013 Annual Meeting of Shareholders, common shareholders approved this policy, on an advisory basis. The next advisory vote to approve our executive compensation is expected to occur at the Annual Meeting of Common Shareholders.

The Board of Directors recommends that holders of common stock vote
“FOR”
the advisory resolution on executive compensation.

Other Matters

The Board of Directors is not aware of any matters other than those set forth in this proxy statement that will be presented for consideration at the meeting. If any other matters properly come before the meeting, it is the intention of the person named in the accompanying proxy card to vote on such matters in accordance with his best judgment.

Shareholder Proposals

To be considered for inclusion in our proxy materials for presentation at the 2018 Annual Meeting of Common Shareholders, shareholder proposals must be received in writing by our Secretary at our corporate headquarters at 3025 South Parker Rd., Suite 140, Aurora, Colorado, by March 26, 2018.

EXECUTIVE OFFICERS

Our executive officers as of July 7, 2017 are:

Wayne E. Harding III serves as our Chief Executive Officer. Mr. Harding served as our Chief Financial Officer and Secretary from September 2009 to May 2017. In June 2016 the Board appointed Mr. Harding as the Company’s CEO in addition to his role as CFO. He also served as our controller from July 2008 to September 2009. From 2004 to 2007 he served as vice president business development of Rivet Software, Inc., a financial reporting software company; from 2002 to 2004, principal of Wayne Harding and Company PC, a financial consulting firm; and from 2000 to 2002, director-business development of CPA2Biz, Inc., a multi-channel marketing subsidiary of the American Institute of Certified Public Accountants. Mr. Harding serves as a director and chair of the audit committee of Aerogrow International, Inc., a publicly traded provider of advanced indoor garden systems, since December 2011, and he previously served as a director and chair of the governance, compensation and nominating committee and the audit committee of Aerogrow from 2005 to 2007. Mr. Harding is a licensed CPA in Colorado and holds the Charter Global Management Accountant designation. He received his BS and MBA degrees from the University of Denver. He is a past president of the Colorado Society of CPAs. Mr. Harding is 62 years old.

William Gregorak serves as our Chief Financial Officer and Secretary. Mr. Gregorak has served as the Company’s Secretary since September 2016. In March 2017 the Board appointed Mr. Gregorak as the Company’s CFO. He served as our Vice President Finance and Accounting from June 2016 through March 2017. Prior to joining Two Rivers, Mr. Gregorak served as CFO at Ascent Solar Technologies, a NASDAQ listed manufacturer and marketer of flexible, thin-film photovoltaic (PV) modules for off-grid and specialty applications, from 2013-2016. Before Ascent Solar, Mr. Gregorak was CFO of Thule Organization Solutions, a consumer products manufacturer of personal electronics cases sold under both the Case Logic® and Thule brands®, from 2008-2013; overseeing organizations in the United States, Europe and Hong Kong. Before Thule, Mr. Gregorak was the Vice President and corporate controller for Advanced Energy and Xilinx Corporations, both of which trade on the NASDAQ. Advanced Energy is a manufacturer of semiconductor equipment with operations in both the United States and China, while Xilinx is a manufacturer of semiconductors with operations spanning the United States, Ireland and Singapore. Prior to 2000, Mr. Gregorak spent 17 years with Hewlett-Packard in various financial and operational capacities. Mr. Gregorak holds a Bachelor’s degree in Economics from the University of Washington. He is 61 years old.

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EXECUTIVE COMPENSATION

Name & Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($)	Non-equity incentive plan comp ($)	Non-qualified deferred comp earnings ($)	All other comp ($)	Total ($)

John McKowen, Former CEO & Chairman	2016 (7,2)	192,164	—	—	—	—	—	12,361	204,525
	2015 (3)	258,050	—	—	—	—	—	38,284	296,334
	2014 (3)	281,400	—	245,000	—	—	—	38,284	557,684
Wayne Harding, CFO & Secretary	2016 (8,4)	131,379	—	33,093	—	—	—	6,050	170,522
	2015 (5)	154,231	—	—	—	—	—	6,800	161,031
	2014 (6)	136,200	—	81,667	—	—	—	4,800	222,667

(1)	Stock award compensation is based on stock options or RSUs granted, vested and issued during the year. For payroll tax purposes, and as reported here, valuation of the RSU grants that are vested is recorded through payroll at a 25% fair value discount due to large blocks and limitations on selling. This is based on outside executive compensation consultant’s opinion. For financial statement purposes, the full fair value of the grant is recorded, less expected forfeitures.
(2)	Other Compensation is the payment of the health insurance benefit by the Company ($2,361) and office allowance ($10,000).
(3)	Other Compensation is the payment of the health insurance benefit by the Company ($13,284) and office allowance ($25,000).
(4)	Other Compensation is the payment of the health insurance benefit by the Company ($6,050).
(5)	Other Compensation is office reimbursement ($10,000) and health insurance benefit ($6,800).
(6)	Other Compensation is office reimbursement ($10,000) and health insurance benefit ($4,800).
(7)	Mr. McKowen resigned in May 2016.
(8)	Mr. Harding was named CEO in June 2016 and became Chairman in September 2016.

Grants and Issuance of Plan-Based Awards for 2016

For the year ended December 31, 2016, the Company issued 600,000 options for common shares to Wayne Harding, 200,000 with immediate vesting, 400,000 with vesting in future years.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information as to unexercised restricted stock units held on December 31, 2016 by the named executive officers.

	Stock Awards
Name	Number of Options that have vested (#)	Market value of Options that have vested ($) (1)	Options that have not vested (#)	Market value of stock options that have not vested ($) (1)

Wayne Harding	200,000	$80,000	400,000	$160,000

(1)	The closing price of our common stock on OTCQB on December 31, 2016 was $0.59

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Option Exercises and Stock Vested in 2016

Our executive officer has no RSU holdings. In 2016 Mr. Harding was granted 600,000 stock options, 200,000 of which vested immediately with the remainder vesting in future years.

Employment and Change in Control Agreements

We entered into an employment agreement with Wayne Harding effective as of January 1, 2011. This employment agreement renews automatically for successive one-year terms until either party delivers notice of termination within 30 days of the expiration of the then-current term.

Under each agreement, annual base salary and other compensation is to be reviewed, and may be adjusted upward, no less frequently than quarterly. Mr. Harding’s annual base salary has been $120,000 per year until November 2016, when his salary was increased to $150,000 per year.

The employment agreement provides that executive officer party thereto will be entitled, in the event his employment is terminated during the term by us without cause (as defined) or by him for good reason (as defined), to (a) receive an amount in cash equal to six months’ base salary at the highest base salary in effect during the twelve months prior to termination plus the amount of the annual bonus, if any, paid to him for the preceding fiscal year, prorated to the termination date and (b) immediate vesting of all non-vested stock options. The agreement provides for immediate vesting of all non-vested stock options in the event of a change in control, which generally is defined to be a sale or other disposition to a person, entity or group of 50% or more of our consolidated assets. The following table sets forth estimated compensation that would have been payable to our executive officers upon termination of employment, assuming termination took place on December 31, 2016, whether in connection with a change in control or otherwise. Mr. Harding held unvested options as of December 31, 2016, and therefore would have been entitled to additional compensation had a change in control occurred as of December 31, 2016.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE

Name	Acceleration of Compensation Upon Termination
Wayne Harding	$75,000

Long-Term Compensation Plans and Stock Options

The Board of Directors has adopted a Management Incentive Plan that contemplates the issuance of stock-based compensation as well as cash bonuses to certain executive officers and key employees. The incentive plan is administered by the Board’s Nominating, Compensation and Corporate Governance Committee under guidance from the Board. The Management Incentive Plan authorizes our chief executive officer to approve grants of equity incentive awards to employees, except that grants to our chief executive officer or chief financial officer must be approved by the Board or the Nominating, Compensation and Corporate Governance Committee. It is contemplated that cash bonuses, restricted stock units and options will be granted following the successful closing of an equity or debt funding or an acquisition. The amount of the grants will be based on the value of the transaction, and participants will be designated by the Board or Nominating, Compensation and Corporate Governance Committee upon recommendation by our chief executive officer.

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On May 6, 2005, the Board adopted our 2005 Stock Option Plan, or 2005 Plan, pursuant to which the Board may grant to key employees, directors and consultants options to purchase up to 5,000,000 shares of common stock. During 2011, the Board authorized the issuance of 800,000 shares from the 2005 Plan as compensation for future debt and capital efforts by consultants. In 2011 and 2012, 600,000 shares were issued under the 2005 Plan, leaving 200,000 shares available to be issued. No options were issued under the 2005 Plan in 2016. As of December 31, 2016, options to purchase an aggregate of 1,989,867 shares of common stock at an exercise price of $1.25 per share were outstanding under the 2005 Plan.

On August 26, 2011, the Board adopted our 2011 Long-Term Stock Plan, or 2011 Plan, which was approved by our shareholders on November 7, 2011. The 2011 Plan allows the Board to grant stock incentives to executives and permits our chief executive officer to grant stock incentives to non-executive employees, vendors and consultants for up to a combined total of 10,000,000 shares of common stock. The per-share exercise price of common stock options granted under the 2011 Plan may not be less than the fair market value of a share of common stock on the date of grant as determined by the Board. Stock options must expire no later than the tenth anniversary of the date of grant and may be subject to vesting or other requirements established by the Board. In the event of a corporate transaction involving our Company (including any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Board may adjust outstanding awards to preserve the benefits or potential benefits of the awards. As of December 31, 2016, options to purchase an aggregate of 1,835,000 shares at $1.05 per share and restricted stock units representing 4,173,448 shares of common stock were outstanding under the 2011 Plan.

Employment Agreements

We entered into an employment agreement with Wayne Harding, who then served as our Controller and now serves as our Chief Executive Officer, on November 1, 2008 and amended that agreement on December 16, 2010. The initial one-year term of the contract renews automatically for successive one-year terms unless and until either party delivers notice of termination within 30 days of the expiration of the then-current term.

Our employment agreement with Harding provide for accelerated stock vesting in the event of a change in control. Change in control is defined generally as the sale or other disposition to a person, entity or group of 50% or more of our consolidated assets.

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Board of Directors

Biographical Information

Samuel Morris has served as one of our directors since June 2017. Mr. Morris is the principal of Morris Law Associates which he formed in 2006 after serving as general counsel to several companies. Through Morris Law, he has provided counsel on a variety of legal matters, such as acquisitions, management buyouts, restructurings and personnel matters. From 2006 until 2010, he also was General Counsel for Gichner Shelter Systems, Inc. Prior to Morris Law Associates, Mr. Morris was General Counsel of Wire One Communications, Inc. (formerly V-SPAN), a full-service video conferencing company, as well as to a number of smaller companies, handling customer and vendor contracts, employment matters, acquisitions and litigation from 2002 to 2005. In 2000-2001, he was Senior Vice President, General Counsel and Secretary of Digital Access, LLC, a telecommunications broadband start-up. From 1993 to 2000, Mr. Morris was Vice President/General Counsel/Secretary for Lenfest Communications, Inc., a public diversified cable television and entertainment company. From 1985 to 1993, Mr. Morris was a Senior Partner of Hoyle, Morris & Kerr, a law firm that he co-founded. Prior to that Mr. Morris was in private practice, primarily as a partner in the law firm of Dilworth, Paxson, Kalish and Kaufman. Mr. Morris received his B.A. degree, cum laude, from Harvard College and his J.D. degree from the National Law Center of the George Washington University in Washington, D.C. Mr. Morris is 74 years old.

Mike Harnish has served as one of our directors since July 2017. Officially retired, Mr. Harnish continues to serve as technology consultant to the Examination Review Board responsible for the administration and content of the CPA exam since 1999. He is also currently serving on the Board of Directors of Alliance Sports Group where he is chairman of the compensation committee as well as a member of the audit and special committees. Mr. Harnish previously served on the Board of Directors of DeltaHawk Engines where he was chairman of the audit committee. Prior to retirement, Mr. Harnish held the offices of COO/CIO of EthicsPoint, Inc., Fios, Inc., CPA2BIZ, and the law firm of Dickinson Wright PLLC. He has also served as President and CEO of Technology Consulting Partners LLC and was a former Associate, Technology Consulting Solutions at Plante& Moran. Mr. Harnish is a former Partner of Crowe, Chizek and Company CPAs (now Crowe Horwath LLP). Additionally, Mr. Harnish previously held the office of Director of Consulting Services, Lotus Development Corp. and has been a member of Various AICPA Committees including the Computerization Implementation Committee (CIC) and the first Chairman of the Information Technology Executive Committee and Membership Division. Mr. Harnish is a former member of the Illinois CPA Society Board of Directors and recipient of the AICPA Innovative User of Technology and the AICPA Sustained Contribution Awards. Mr. Harnish received his B.S. in Industrial Management with a Computer Science Technical Option from Purdue University and has received the certifications of: Certified Public Accountant (CPA); Certified Information Technology Professional (CITP); Certified in Financial Forensics (CFF); Certified Information Systems Auditor (CISA); EnCase Certified Examiner (EnCE); and the Certificate in Data Processing (CDP). Mr. Harnish is 66 years old.

T. Keith Wiggins is one of the early investors in Two Rivers and was elected to our Board of Directors at our prior annual meeting held on September 30, 2016. He resides in southern Colorado and operates a large cattle ranch. In 1995, Mr. Wiggins retired from Union Texas Petroleum Holdings, a Fortune 500 company, as vice president of human resources and environmental services. Prior to his tenure at Union Texas, Mr. Wiggins was employed by Allied Chemical Corporation and held positions with increasing management responsibility in manufacturing, engineering, human resources and labor relations. Mr. Wiggins has board experience with Lake Forrest Utility district and various community entities. On February 2, 2006, Colorado governor, Bill Owens, appointed Mr. Wiggins to the 3rd Judicial Nominating Commission of the State of Colorado Supreme Court. Mr. Wiggins received his B.S. degree from Auburn University and his Master of Agriculture from Colorado State University, Fort Collins. He is a veteran of the U.S. Army and the National Guard. Mr. Wiggins is 75 years old.

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James D. Cochran was elected to our Board of Directors at our prior annual meeting held on September 30, 2016. He is founder and Managing Principal of Aspen Capital Partners, LLC, a privately held real estate investment, development, and asset management organization that focuses on all major real estate asset classes across the investment risk spectrum. Mr. Cochran has over 32 years of leadership, investments, operations, and capital markets experience with real estate firms in both the public and private sectors. He has had hands on operations, leasing, acquisitions, and development roles with local, national, and international responsibilities and has also been instrumental in successfully completing two IPO’s and raising private equity from national and foreign investors. He has served as President and Chief Investment Officer for DCT Industrial Trust (NYSE: DCT), Board Member and member of the Executive Committee of Macquarie ProLogis Trust, an Australian Listed Property Trust (ASX:MPR), and Senior Vice President and member of the Investment Committee for ProLogis Trust (NYSE:PLD). Before joining ProLogis, Mr. Cochran worked at TCW Realty Advisors and Economics Research Associates. He is the former Chairman of the Board of the Denver Street School, a non-profit high school in Denver. Mr. Cochran has a B.A. degree from the University of California, Davis and an MBA from the Anderson School at UCLA. Mr. Cochran is 56 years old.

Christopher Bragg was elected to our Board of Directors at our prior annual meeting held on September 30, 2016. He has nearly fifteen years of experience in the financial industry. After spending the first two years of his career in the private banking business, Mr. Bragg joined Western Asset Management as a Portfolio Controller. He quickly transitioned over to the mutual fund operations group, where he supported the rollout and growth of the newly formed Legg Mason and Western Asset managed mutual funds; the company had over $400 billion in assets under management at the time. In 2007, Mr. Bragg transitioned over to the public equities side of the business and joined Camden Asset Management as a Controller and Trade Support Specialist. He worked directly with the trading desk in the development and support of their Convertible Arbitrage strategic side of the business. During his 5+ years with the company, Mr. Bragg played a crucial role in a restructure of the operational/back office division, the buildout of a proprietary in-house trading system, and assisted in the maintenance of the ever-changing compliance requirements for the $2 billion under management. He then spent just over a year with Empire Capital Management; a technology focused hedge fund with $800 million under management across several funds. In his time as a trading specialist and west coast operations manager, he assisted in the growth of the newly built west coast office and implemented a multi-faceted trading platform that allowed traders on both coasts to input, execute and allocate orders across the several fund accounts. In mid-2014, Mr. Bragg left Empire Capital Management to join the McGrain Financial group as a partner in the overseeing of over $70 million in assets under management. He assists in the management of the day to day activities of the investment portfolio, and is active in the local Pasadena community as well. Mr. Bragg is 33 years old.

Board Committees

The Board of Directors has established an Audit Committee, Nominating and Governance, and a Compensation Committee.

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Audit Committee

The current members of the Audit Committee are Michael Harnish, Samuel Morris and Christopher Bragg. Mr. Harnish chairs the Audit Committee. The Board of Directors has determined that Mr. Harnish is an “audit committee financial expert” as defined in applicable SEC rules. The primary functions of the Audit Committee are:

●	overseeing management’s establishment and maintenance of processes to provide for the reliability and integrity of our accounting policies, financial statements, and financial reporting and disclosure practices;

●	overseeing management’s establishment and maintenance of processes to provide for an adequate system of internal control over our financial reporting and management’s policies and guidelines for the assessment and management of risk, and overseeing our compliance with laws and regulations relating to financial reporting and internal control over financial reporting;

●	overseeing management’s establishment and maintenance of processes to provide for compliance with our financial policies;

●	retaining our independent registered public accounting firm and overseeing the firm’s independence, qualifications and performance; and

●	preparing the report required by the rules of the Securities and Exchange Commission to be included in annual proxy statements.

Nominating and Corporate Governance Committee (NCG)

The current members of the Nominating and Corporate Governance Committee, or the NCG Committee, are Samuel Morris and Keith Wiggins. Mr. Morris chairs the NCG Committee. The primary functions of the NCG Committee are:

●	identifying and recommending to the Board of Directors for election or appointment qualified candidates for membership on the Board and the committees of the Board;

●	reviewing director candidates proposed by shareholders;

●	developing and recommending to the Board corporate governance principles and monitor compliance with all such principles;

●	proposing a slate of candidates for election as directors at each annual meeting; and

●	developing and monitoring succession plans for members of the Board, the members of the committees of the Board, and the Chairs of those committees.

In identifying and evaluating individuals qualified to become Board members, the NCG Committee considers such factors as the members deem appropriate to assist in developing a board of directors and committees thereof that are diverse in nature and comprised of experienced and seasoned advisors. The NCG Committee has not adopted a formal policy with regard to the consideration of diversity when evaluating candidates for election to the Board. However, the NCG Committee believes that membership should reflect diversity in its broadest sense, but should not be chosen nor excluded based on race, color, gender, national origin or sexual orientation. In this context, the NCG Committee and the Board consider a candidate’s experience, education, industry knowledge and, history with Two Rivers, and differences of viewpoint when evaluating the candidate’s qualifications for election to the Board. In evaluating such candidates, the NCG Committee seeks to achieve a balance of knowledge, experience and capability in its composition. In connection with this evaluation, the Board determines whether to interview the prospective nominee, and if warranted, one or more directors interview prospective nominees in person or by telephone.

Compensation Committee

The current members of the Compensation Committee are Samuel Morris, Michael Harnish, and James Cochran. Mr. Morris chairs the Compensation Committee. The primary functions of the Compensation Committee are:

●	discharge the board’s responsibilities relating to the compensation of our executives, including annual review and evaluation of management’s performance and compensation.

●	provide general oversight and risk management of our compensation structure including equity compensation and benefits programs

The CG Committee approves employment agreements and bonuses paid to our executives. There is no set schedule for the payment of bonuses. Bonuses are considered when certain benchmarks are reach. The benchmarks can include such activities as a successful capital or debt raise, operational performance, and acquisitions of significant assets or agreements that are accretive to our business. Both the benchmarks and the amount and type of bonus are determined by the Board with input from the CG Committee.

Summary of Committee Service

The following is a table showing board members involvement in each committee:

Name	Audit	Compensation	Nominating/Governance
Wayne Harding	—	—	—
Samuel Morris	M	C	C
Michael Harnish	C	M	—
James Cochran	—	M	—
T. Keith Wiggins	—	—	M
Christopher Bragg	M	—	—

M = Member C = Chair

Audit Committee Report

The audit committee has reviewed and discussed the audited consolidated financial statements of the Parent Company and its subsidiaries for fiscal 2016, and has discussed these financial statements with the Parent Company’s management and independent registered public accounting firm for fiscal 2016, Eide Bailly LLP.

The audit committee has also received from, and discussed with, Eide Bailly LLP various communications that the independent registered public accounting firm is required to provide to the audit committee, including the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

Eide Bailly LLP also provided the audit committee with the written communications required under regulations of the Public Company Accounting Oversight Board, including communications regarding the independence of the registered public accounting firm. The audit committee has discussed with Eide Bailly LLP its independence from the Parent Company. The audit committee also considered whether the provision of other, non-audit related services referred to under the heading “Independent Registered Public Accounting Firm Fees and Other Matters” is compatible with maintaining the independence of the registered public accounting firm.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and Eide Bailly LLP, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in the Parent Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

AUDIT COMMITTEE

Michael Harnish
Christopher Bragg
Samuel Morris

DIRECTOR COMPENSATION

The following table sets forth information concerning compensation paid to our outside directors for services during 2016:

Name	Fees earned or paid in cash	Stock award	Total
John Stroh (former director)	—	$8,303	$8,303
Dennis Channer (former director)	—	$11,071	$11,071
Gregg Campbell (former director)	—	$7,300	$7,300
Rockey Wells (former director)	—	$4,907	$4,907
Samuel Morris	$5,000	$6,227	$11,227
Michael Harnish	$5,000	$1,954	$6,954
James Cochran	$5,000	—	$5,000
T. Keith Wiggins	$5,000	—	$5,000
Christopher Bragg	$5,000	—	$5,000

Since September 30, 2016, each outside director receives $1,000 for each meeting attended in person. Directors are also paid $4,000 per calendar quarter. For each year of service, an outside director receives 100,000 options for shares of Common Stock. Director stock option shares vest equally over eight quarters. The chair of the audit committee receives an additional 10,000 stock options per year. The chair of the compensation committee receives an additional 5,000 stock options per year. Committee chair options vest half immediately, half in six months.

In 2016, we expensed RSU stock compensation for the following shares of Common Stock: Dennis Channer, 20,000 shares; Gregg Campbell, 10,000 shares; John Stroh, 15,000 shares; Rockey Wells, 8,333 shares; Samuel Morris 7,500 shares; Michael Harnish 7,500 shares.

In 2016, we expensed stock option compensation for the following shares of Common Stock: Samuel Morris 150,000 shares; Michael Harnish 150,000 shares; James Cochran 100,000 shares; T. Keith Wiggins 100,000 shares; Christopher Bragg 100,000 shares. These shares vest over two years and are expensed over that period.

CORPORATE GOVERNANCE

Director Nomination Process

For a discussion of our process for nominating directors, please see “Board of Directors—Board Committees—Nominating and Corporate Governance Committee.”

Communicating with Independent Directors

The Board of Directors will give appropriate attention to written communications that are submitted by shareholders and will respond if and as appropriate. Our Chairman of the Board is primarily responsible for monitoring communications from shareholders and for providing copies or summaries of those communications to the other directors as he considers appropriate.

Communications are forwarded to all directors if the communications relate to important substantive matters and include suggestions or comments that the Chairman of the Board considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications.

Shareholders who wish to send communications on any topic to the Board should address such communications to the Board in care of our Secretary at Two Rivers Water and Farming Company, 3025 South Parker Rd. Suite 140, Aurora, Colorado 80014.

Code of Ethics

We have adopted a written Code of Conduct that applies to our directors, officers and salaried employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions.

Conflicts of Interest

Our officers and directors are, or may become, in their individual capacities, officers, directors, controlling shareholder or partners of other entities engaged in a variety of businesses. Thus, there exists potential conflicts of interest including time, efforts and corporate opportunity, involved in participation with such other business entities. While each officer and director of our business is engaged in business activities outside of our business, they devote to our business such time as they believe to be necessary.

Presently no requirement is contained in our Articles of Incorporation, Bylaws, or minutes that requires our officers and directors to disclose to us business opportunities that come to their attention. Our officers and directors do, however, have a fiduciary duty of loyalty to us to disclose to us any business opportunities that come to their attention, in their capacity as an officer, director or otherwise. Excluded from this duty would be opportunities that the person learns about through his involvement as an officer and director of another company.

Compensation Committee Interlocks and Insider Participation

Since January 1, 2013, none of our executive officers has served as a member of the Compensation Committee of the board of directors of any other entity. One or more of our executive officers has served as a member of another entity’s Board of Directors Audit Committee, Nominating and Corporate Governance Committee.

LIMITATION OF LIABILITY AND INDEMNIFICATION

Indemnification of Directors and Officers

As permitted by the Colorado Corporation Act, the personal liability of directors for monetary damages for breach or alleged breach of their duty of care is limited. In addition, as permitted by the Colorado Corporation Act, our Bylaws provide generally that we shall indemnify our directors and officers to the fullest extent permitted by Colorado law, including those circumstances in which indemnification would otherwise be discretionary.

We have agreed to indemnify each of our directors and officers to provide the maximum indemnity allowed to directors and executive officers by the Colorado Corporation Act and our Bylaws, as well as certain additional procedural protections. In addition, the indemnification agreements provide generally that we will advance expenses incurred by directors and officers in any action or proceeding as to which they may be indemnified.

The indemnification provision in our Bylaws, and the indemnification agreements we have entered into with our directors and officers, may be sufficiently broad to permit indemnification of the officers and directors for liabilities arising under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

We maintain director and officer insurance providing for indemnification of our directors and officers for certain liabilities, including certain liabilities under the Securities Act. We also maintain a general liability insurance policy that covers certain liabilities of directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

There is no pending litigation or proceeding involving any of our directors or officers to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

RELATED-PARTY TRANSACTIONS

The following discussion relates to certain transactions that involve both our company and one of our executive officers, directors or five-percent shareholders, each of whom we refer to as a “related party.” For purposes of this discussion, a “related-party transaction” is a transaction, arrangement or relationship in which we participate and in which a related party has a direct or indirect material interest.

Since January 1, 2016 there have been the following related-party transactions, except for the compensation arrangements described under “Executive Compensation” and “Director Compensation”:

●	Wayne Harding CEO

○	Short-term loan to the Company of $5,000.

○	Short-term loan to the Company of $25,000.

●	Board Members

○	Samuel Morris $5,000 short-term loan to the Company.

○	Michael Harnish invested $35,000 in the GrowCo $6M Exchange Note prior to becoming a board member.

●	Thomas Prasil greater than five percent shareholder had the following transactions with the Company:

○	Invested $400,000 in the GrowCo $6M Exchange Note.

The following is a list of all related party transactions with John McKowen, former CEO of Two Rivers, during the year ended December 31, 2016:

●	Johnny Cannaseed, LLC

○	Advance of $33,599 for expenses incurred for greenhouse supplies. Recorded as a related party receivable on balance sheet.

○	In August 2016 TR Capital Partners, LLC’s subsidiary GCP1 signed a lease agreement for greenhouse 1 with Johnny Cannaseed, a company formed and operated by John McKowen.

○	In August 2016, the Company’s subsidiary GCP2 signed a lease agreement for greenhouse 2 with Johnny Cannaseed.

○	Revenue recorded of $178,609 for greenhouse lease. Recorded as a related party receivable on balance sheet.

●	McGrow, LLC

○	In July 2016 the Company’s subsidiary GrowCo signed a series of agreements with McGrow, LLC, a Colorado limited liability company that is headed and partially owned by John McKowen. The agreements included a Master Agreement, and Advisory Services agreement, a Construction Services agreement, a Financing Services agreement, a Non-Compete and Exclusivity agreement, and a Stock Purchase Agreement. Collectively these are known as the “McGrow Agreements”. As a result of these agreements GrowCo paid McGrow for services provided primarily for the construction of greenhouses and fees associated with the raising of capital.

○	Advance of $8,295 for services rendered.

○	Advance of $5,000 for services rendered.

○	Expense payment of $374,526 for services rendered.

○	Fees paid of $107,250 for financing services.

○	Advance of $12,548 for services rendered.

○	The Company entered into a subleasing agreement whereby McGrow will pay $47,000 per year for office space leased by the Company.

●	John McKowen

○	Interest expense of $85,630 on investment into GCP Super Units.

○	Payment of office space of $29,458 while CEO of Two Rivers.

○	Equity investment of $496,000 in GCP Super Units.

○	Equity compensation in the form of GrowCo common shares valued at $10,000 for services provided.

○	Fees of $71,864 for GrowCo capital raised.

The following is a list of all related party transactions during the quarter ended March 31, 2017

●	Wayne Harding, Company CEO provided a short term loan to the Company of $25,000. The loan is secured by land assets of the Company and carries an interest rate of 12%.

●	Advances totaling $34,400 resulting in a cumulative total of $72,999 for greenhouse expenses to Johnny Cannaseed, LLC which is majority owned by former Company CEO John McKowen.

●	Accounts Receivable to Johnny Cannaseed for the quarter ending 3/31/17 was $536K, with total outstanding AR $839K.

●	Advances totaling $26,957 resulting in a cumulative total of $39,505 for greenhouse expense to McGrow, LLC which is majority owned by former Company CEO John McKowen.

●	Payments totaling $178,733 to MCG Services, LLC which is majority owned by former Company CEO John McKowen for costs associated with a services agreement with GrowCo.

●	Advances to MCG Services, LLC total $8,294

●	Advance of $5,000 to McGrow, LLC for services rendered.

●	Payments totaling $11,210 to John McKowen for interest expense on a loan held by Mr. McKowen to GrowCo.

●	Existing investors, including the Thomas Prasil Trust who is a greater than 5% investor, have invested approximately $9.5 M in GrowCo securities.

●	The Chief Executive Officer of Two Rivers serve as the only members of the Sunset Metropolitan District (Sunset). Sunset is a quasi-governmental agency operating under Title 32 of the State of Colorado Constitution. As of March 31, 2017, the Company had advanced $80,000 to Sunset.

STOCK OWNERSHIP

Directors, Officers and Principal Shareholders

The following table sets forth information regarding the beneficial ownership of Common Stock as of March 21, 2017, by:

●	each person, or group of affiliated persons, who is known by us to own beneficially more than five percent of the outstanding shares of Common Stock;

●	each of our directors and executive officers; and

●	all of our current directors and executive officers as a group.

The following table lists the percentage of shares beneficially owned based on 31,455,709 shares of Common Stock outstanding as of March 21, 2017, which include shares of Common Stock issuable upon the exercise of options, or upon the vesting of RSUs, by May 21, 2017 (60 days after March 21, 2017). Except as otherwise indicated, all of the shares reflected in the table are Common Stock and all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percentage
Wayne Harding (1)	708,089	2.3%
Samuel Morris	264,649	0.8%
Michael Harnish	7,500	0.0%
James Cochran	265,715	0.8%
T. Keith Wiggins	288,616	0.9%
Christopher Bragg	—	0.0%
All directors and executive officers as a group (6 persons)	1,534,569	4.9%

(1)	Includes 6,666 shares owned by an individual retirement account for the benefit of Mr. Harding’s spouse.

For purposes of the table above, the address of each of our directors and executive officers is in care of Two Rivers Water & Farming Company, 3025 S Parker Rd, Suite 140, Aurora CO. 80014.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers and directors are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based on our review of copies of such reports received, and representations from certain reporting persons, we believe that, during the fiscal year ended December 31, 2016, all of the Section 16(a) filing requirements applicable to our officers and directors were filed in compliance with all applicable requirements.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

Eide Bailly LLP is the current principal audit accounting firm and has performed the audit beginning with the year ended December 31, 2011. The board of directors has considered whether the provisions of audit services are compatible with maintaining Eide Bailly LLP’s independence and concluded that Eide Bailly LLP is independent. Further, the audit committee held a pre-audit conference with Eide Bailly LLP and pre-approved the audit planned process and procedures. The audit committee has approved all of Eide Bailly LLP’s fees.

The following table represents aggregate fees billed to us by Eide Bailly LLP during 2016 and 2014.

	Year Ended December 31,
	2016	2015
Audit Fees	$103,348	$77,698

All audit and non-audit services provided by Eide Bailly, LLP are pre-approved by the Audit Committee on a case-by-case basis, which considers whether the provision of non-audit services is compatible with maintaining the independent registered public accounting firm’s independence.

*          *         *

A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2016, AS FILED WITH THE SEC, IS INCLUDED IN OUR 2016 ANNUAL REPORT TO SHAREHOLDERS, WHICH MAY BE ACCESSED OVER THE INTERNET AS SET FORTH IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS SENT TO OUR COMMON SHAREHOLDERS OF RECORD AS OF JULY 7, 2017. YOU MAY VIEW AND ALSO DOWNLOAD OUR 2016 ANNUAL REPORT TO SHAREHOLDERS AT www.proxyvote.com. A SHAREHOLDER MAY SUBMIT A WRITTEN REQUEST FOR A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR 2016 TO OUR SECRETARY AT 3025 SOUTH PARKER RD. SUITE 140, AURORA, COLORADO 80014.

Broadridge Corporate Issuer Solutions C/O Two Rivers Water & Farming Company PO Box 1342 Brentwood, NY 11717

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
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			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:			☐	☐	☐

1.	Election of Directors

Nominees

01	Michael W. Harnish	02 Wayne E. Harding III		03 Samuel Morris		04 James Cochran	05 T. Keith Wiggins
06	Christopher Bragg

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.								For	Against	Abstain

2.	To ratify the appointment of our independent registered public accounting firm.							☐	☐	☐

3.	To increase the number of authorized shares from 100 million to 200 million.							☐	☐	☐

4.	To approve, by non-binding vote, the advisory resolution on executive compensation.							☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, and Form 10-K is/ are available at www.proxyvote.com

TWO RIVERS WATER & FARMING COMPANY Annual Meeting of Common Shareholders September 7, 2017 2:30 PM MDT This proxy is solicited by the Board of Directors

The undersigned hereby appoints Wayne E. Harding III proxy, with full power of substitution, for and in the name or names of the undersigned, to vote all shares of Common Stock of Two Rivers Water & Farming Company held of record by the undersigned at the Annual Meeting of Common Shareholders to be held on September 7, 2017, at 2:30 PM MDT, at 3025 South Parker Rd, Suite 140 Aurora, CO 80014, and at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before, and matters incident to the conduct of, the meeting or any adjournment thereof. Said person is directed to vote on the matters described in the Notice of Annual Meeting and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before, and matters incident to the conduct of, the meeting and any adjournment thereof.

To elect six (6) directors to hold office until the next annual meeting of common shareholders or until their respective successors have been elected and qualified, and “FOR” Proposals 2, 3 and 4.

Continued and to be signed on reverse side

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